UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2018

                 SILGAN HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

                    Delaware                                      000-22117                                                                  06-1269834

        (State or other jurisdiction                   (Commission                                                              (IRS Employer

of incorporation)                            File Number)                                                          Identification No.)

4 Landmark Square, Stamford, Connecticut                                                                                                     06901

(Address of principal executive offices)                                                                                                        (Zip Code)

Registrant’s telephone number, including area code:  (203) 975-7110

                                                                                              N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 1—Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On May 30, 2018, Silgan Holdings Inc. (“we,” “us” or “our”) and certain of our wholly owned subsidiaries entered into a First Amendment to Amended and Restated Credit Agreement (the “First Amendment”) with the Lenders (as defined therein) and Wells Fargo Bank, National Association, as Administrative Agent. The First Amendment amends our existing amended and restated credit facility, dated as of March 24, 2017 (as so amended by the First Amendment, the “Credit Facility”).

Pursuant to the First Amendment, the date until which revolving loans generally may be borrowed, repaid and reborrowed from time to time was extended from March 24, 2022 to May 30, 2023. The First Amendment also extends the maturity date of the term loans from March 24, 2023 to May 30, 2024 and provides that the term loans are payable in installments as follows (expressed as a percentage of the original principal amount of the applicable term loan outstanding on the date that it is borrowed), with the remaining outstanding principal amounts to be repaid on the maturity date of the term loans:

Date	Percentage

December 31, 2019	5.0%

December 31, 2020	10.0%

December 31, 2021	10.0%

December 31, 2022	10.0%

December 31, 2023	10.0%

In addition, pursuant to the First Amendment, during the period from May 30, 2018 through June 30, 2018, the applicable margin for the term loans and the revolving loans will be initially (i) with respect to Base Rate Loans and Canadian Prime Rate Loans (each as defined in the Credit Facility), 0.50%, and (ii) with respect to Eurodollar Loans, Euro Rate Loans and CDOR Rate Loans (each as defined in the Credit Facility), 1.50%. The applicable margin for the term loans and the revolving loans will be reset quarterly based on our Total Net Leverage Ratio (as defined in the Credit Facility) beginning no sooner than July 1, 2018 (with respect to the quarterly period ended March 31, 2018). Pursuant to the First Amendment, the maximum applicable margin was decreased from 1.00% to 0.50% with respect to Base Rate Loans and Canadian Prime Rate Loans and from 2.00% to 1.50% with respect to Eurodollar Loans, Euro Rate Loans and CDOR Rate Loans.

The applicable commitment commission payable by the revolving borrowers to the applicable lenders on the daily average unused portion of the lenders’ commitment in respect of the revolving loans until such commitment is terminated will be initially 0.30% per annum for the period from May 30, 2018 through June 30, 2018. Pursuant to the First Amendment, the maximum applicable commitment commission rate was decreased from 0.35% to 0.30% and is subject to change on a quarterly basis based upon our Total Net Leverage Ratio beginning no sooner than July 1, 2018 (with respect to the quarterly period ended March 31, 2018).

Additionally, the First Amendment includes other changes to the existing amended and restated credit facility, including certain changes which provide us with additional flexibility to pursue our strategic initiatives.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Section 8—Other Events

Item 8.01.    Other Events.

On May 30, 2018, the Company issued a press release announcing the completion of the First Amendment. A copy of this press release in filed herewith and attached hereto as Exhibit 99.1.

Section 9—Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description
10.1	First Amendment to Amended and Restated Credit Agreement, dated as of May 30, 2018, among Silgan Holdings Inc., Silgan Containers LLC, Silgan Plastics LLC, Silgan Containers Manufacturing Corporation, Silgan Plastics Canada Inc., Silgan Holdings B.V., Silgan International Holdings B.V., the other Guarantors party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.

99.1	Press Release dated May 30, 2018 announcing completion of amendment to the senior secured credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

	By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General Counsel and Secretary

Date: June 5, 2018

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